   As filed with the Securities and Exchange Commission on September 21, 2001
                                                   Registration No. 333-________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                             TELENETICS CORPORATION
                             ----------------------
             (Exact name of registrant as specified in its charter)

               CALIFORNIA                                  33-0061894
               ----------                                  ----------
    (State or other jurisdiction of                     (I.R.S. Employer
     incorporation or organization)                   Identification No.)

                25111 ARCTIC OCEAN, LAKE FOREST, CALIFORNIA   92630
                ------------------------------------------------------
               (Address of Principal Executive Offices)     (Zip Code)

              AMENDED AND RESTATED 2001 STOCK OPTION PLAN AND 2001
              ----------------------------------------------------
                          EMPLOYEE STOCK PURCHASE PLAN
                          ----------------------------
                            (Full title of the plan)

           SHALA SHASHANI LUTZ, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             TELENETICS CORPORATION
                               25111 ARCTIC OCEAN
                          LAKE FOREST, CALIFORNIA 92630
                          -----------------------------
                     (Name and address of agent for service)

                                 (949) 455-4000
                                 --------------
          (Telephone number, including area code, of agent for service)

                                        CALCULATION OF REGISTRATION FEE
=================================== =================== ======================= ======================= =====================
                                                               PROPOSED                PROPOSED
    TITLE OF SECURITIES TO BE          AMOUNT TO BE        MAXIMUM OFFERING       MAXIMUM AGGREGATE          AMOUNT OF
            REGISTERED                REGISTERED(1)      PRICE PER SHARE (2)      OFFERING PRICE (2)      REGISTRATION FEE
----------------------------------- ------------------- ----------------------- ----------------------- ---------------------
Common Stock, no par value......    3,500,000 Shares            $0.155                  $542,500                 $135.63
=================================== =================== ======================= ======================= =====================

(1) Represents 3,000,000 shares of common stock that may become issuable upon exercise of options to be granted under the Registrant's Amended and Restated 2001 Stock Option Plan and 500,000 shares of common stock that may be issued under the Registrant's 2001 Employee Stock Purchase Plan. In the event of a stock split, stock dividend, anti-dilution adjustment or similar transaction involving common stock of the Registrant, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) of the Securities Act of 1933.

(2) Calculated pursuant to Rules 457(c) and 457(h) on the basis of the average of the high and low prices per share as reported for such securities on the NASD's OTC Electronic Bulletin Board on September 19, 2001.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents containing the information specified in Part I, Items 1 and 2, will be sent or given to employees in accordance with Form S-8 and Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). We will furnish without charge to each employee to whom information is required to be delivered, upon written or oral request, a copy of each document incorporated by reference in Item 3 of Part II of this Registration Statement, which documents are incorporated by reference in the Section 10(a) prospectus, and any other documents required to be delivered to them under Rule 428(b) of the Securities Act. Requests should be directed to Telenetics Corporation, 25111 Arctic Ocean, Lake Forest, California 92630, Attention: Chief Financial Officer. Our telephone number is (949) 455-4000.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.       Incorporation of Documents by Reference.
              ---------------------------------------

         The following documents are incorporated by reference in this Registration Statement:

         (a) Amendment No. 1 to the Registrant's Annual Report on Form 10-KSB (File No. 0-16580) for the fiscal year ended December 31, 2000, filed with the Commission on June 14, 2001.

         (b) The Registrant's Definitive Proxy Statement in connection with the Registrant's Annual Meeting of Stockholders held on August 8, 2001, filed with the Commission on July 20, 2001.

         (c) The Registrant's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2001, filed with the Commission on May 21, 2001.

         (d) The Registrant's Quarterly Report on Form 10-QSB for the quarter ended June 30, 2001, filed with the Commission on August 14, 2001.

         (e) The Registrant's Current Report on Form 8-K for March 20, 2001, filed with the Commission on March 20, 2001.

         (f) The Registrant's Current Report on Form 8-K for September 10, 2001, filed with the Commission on September 20, 2001.

         (g) All other reports of the Registrant filed pursuant to Section 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 2000.

         (h) The description of the Registrant's securities contained in Amendment No. 1 to the Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000, filed with the Commission on June 14, 2001, together with any amendment or report filed for the purpose of amending or updating such description.

         (i) Information concerning securities to be issued under the Plans, including the amounts outstanding, exercises, prices and expiration dates, which will be included in the future, either in the Registrant's proxy statements, annual reports or appendices to this Registration Statement.

         All reports and other documents subsequently filed by the Registrant after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold, or that deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and shall be a part hereof from the date of filing such documents.

         For purposes of this Registration Statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.       Description of Securities.
              -------------------------

         Not Applicable

ITEM 5.       Interests of Named Experts and Counsel.
              --------------------------------------

         Not Applicable

ITEM 6.       Indemnification of Directors and Officers.
              -----------------------------------------

         The Registrant's Restated and Amended Articles of Incorporation provide that the liability of the Registrant's directors for monetary damages shall be eliminated to the fullest extent permissible under California law. This is intended to eliminate the personal liability of a director for monetary damages in an action brought by or in the right of the Registrant for breach of a director's duties to the Registrant or its shareholders except for liability:

               o for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law;

               o for acts or omissions that a director believes to be contrary to the best interests of the Registrant or its shareholders or that involve the absence of good faith on the part of the director;

               o for any transaction for which a director derived an improper personal benefit;

               o for acts or omissions that show a reckless disregard for the director's duty to the Registrant or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the Registrant or its shareholders;

               o for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to us or our shareholders; and

               o for engaging in transactions described in the California Corporations Code or California case law which result in liability, or approving the same kinds of transactions.

         The Registrant's Restated and Amended Articles of Incorporation also provide that the Registrant is authorized to provide indemnification to its agents, as defined in Section 317 of the California Corporations Code, through the Registrant's Restated and Amended Bylaws or through agreements with such agents or both, for breach of duty to the Registrant or its shareholders, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject to the limits on such excess indemnification set forth in Section 204 of the California Corporations Code.

         The Registrant's Restated and Amended Bylaws provide for indemnification of the Registrant's officers, directors, employees, and other agents to the extent and under the circumstances permitted by California law. In all cases where indemnification is permitted by the Restated and Amended Bylaws, a determination to indemnify such person must be made when ordered by a court and must be made in a specific case upon a determination that indemnification is required or proper in the circumstances. Such determination must be made:

               o by the Registrant's board of directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding which is the subject of the request for indemnification; or

               o if such a quorum is not obtainable, or, even if obtainable, a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

               o   by a majority of the shareholders.

         To the extent indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant under the above provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 7.       Exemption from Registration Claimed.
              ------------------------------------

         Not Applicable

ITEM 8.       Exhibits.
              --------
     4.1      Telenetics Corporation Amended and Restated 2001 Stock Option Plan

     4.2      Telenetics Corporation 2001 Employee Stock Purchase Plan*

     5.1      Opinion of Rutan & Tucker, LLP

    23.1      Consent of Rutan & Tucker, LLP (included in Exhibit 5.1)

    23.2      Consent of BDO Seidman, LLP

    24.1      Power of Attorney (included on the signature page hereof)

---------------------

* Filed as an exhibit to the Registrant's Definitive Proxy Statement filed pursuant to Section 14(a) of the Exchange Act on July 20, 2001 and incorporated herein by reference.

ITEM 9.       Undertakings.
              ------------

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (except that paragraphs (i) and (ii) below shall not apply if the information required by paragraphs (i) and (ii) below is contained in periodic reports filed with or furnished by the Registrant to the Securities and Exchange Commission pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement):

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events that, individually or together, represent a fundamental change in the information set forth in this Registration Statement; and

                  (iii) To include any additional or changed material information with respect to the plan of distribution.

         (2) That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rancho Cucamonga, State of California, on September 21, 2001.

                           TELENETICS CORPORATION,
                           a California corporation

                           By: /S/ SHALA SHASHANI LUTZ
                               -------------------------------------------------
                               Shala Shashani Lutz, Chairman of the Board of Directors, President and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Shala Shashani Lutz his attorney-in-fact and agent, with the power of substitution and resubstitution, for him and in his name, place or stead, in any and all capacities, to sign any amendment to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he might or could do in person, and ratifying and confirming all that the attorney-in-fact and agent, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, including a majority of the Board of Directors, in the capacities and on the date indicated.

        SIGNATURE                      TITLE                          DATE
        ---------                      -----                          ----

/S/ SHALA SHASHANI LUTZ     Chairman of the Board of          September 21, 2001
-------------------------   Directors, President and Chief
Shala Shashani Lutz         Executive Officer (Principal
                            Executive Officer) and Director

/S/ DAVID L. STONE          Chief Financial Officer           September 21, 2001
-------------------------   (Principal Accounting and
David L. Stone              Financial Officer) and Secretary

/S/ MICHAEL A. ARMANI       Director                          September 21, 2001
-------------------------
Michael A. Armani

/S/ H. GEORGE LEVY          Director                          September 21, 2001
-------------------------
H. George Levy

/S/ THOMAS POVINELLI        Director                          September 21, 2001
-------------------------
Thomas Povinelli

/S/ BRADLEY L. JACOBS       Director                          September 21, 2001
-------------------------
Bradley L. Jacobs

/S/ ROBERT SCHROEDER        Director                          September 21, 2001
-------------------------
Robert Schroeder

                                  EXHIBIT INDEX

Exhibit No.       Description
-----------       -----------

      4.1         Amended and Restated 2001 Stock Option Plan

      5.1         Opinion of Rutan & Tucker, LLP

     23.1         Consent of Rutan & Tucker, LLP (included in Exhibit 5.1)

     23.2         Consent of BDO Seidman, LLP

     24.1         Power of Attorney (contained on the signature page hereof)